UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2011

ORB AUTOMOTIVE CORPORATION
 (Exact name of registrant as specified in its charter)

Cayman Island	000-52341	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong People’s Republic of China	518040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86(755) 8204-6828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On July 12, 2011, pursuant to an Information Statement on Schedule 14C mailed on June 13, 2011 to members of record as of the close of business on May 13, 2011, the Company held a general meeting of members (the “Meeting”)

The proposals voted on and approved or disapproved by the shareholders of the Company at the Meeting, and the results of the voting on such proposals, were as follows:

Proposal		Votes For	Votes Against	Abstentions
1	to approve the ORB Automotive Corporation 2011 Long-Term Incentive Plan;	13,695,112	0	0

2	to amend the Articles of Association of the Company (the “Articles of Association”) by amending Article 56 to require the directors to convene an “Annual Meeting of Members”;	13,695,112	0	0

3	to amend the Articles of Association by deleting current Article 87 that provides for each director holding office until removed by ordinary resolution of the Members;	13,695,112	0	0

4	to amend the Articles of Association by amending (and renumbering) Article 88 to set parameters for the size of the Board;	13,695,112	0	0

5	to amend the Articles of Association by adding a new Article 88 to provide for a classified Board of Directors, with directors in each class generally serving a term of three years;	13,695,112	0	0

6	to amend the Articles of Association by amending Article 89 to provide that remuneration of directors may be determined by the Board of Directors;	13,695,112	0	0

7	to amend the Articles of Association by amending Article 91 to clarify when the Board may fill a vacancy in the Board; and	13,695,112	0	0

8	to amend the Articles of Association by amending Article 122 to provide that directors may only be removed from the Board by special resolution of the Members, consistent with Cayman law.	13,695,112	0	0

The foregoing proposals, having passed by the requisite affirmative votes of the shareholders, were submitted for filing to the Registrar of Companies of the Cayman Islands on July 12, 2011 and are deemed effective on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ORB AUTOMOTIVE CORPORATION

Date: July 13, 2011	By:	/s/ Junning Ma
Junning Ma President and Chief Executive Officer